UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 20, 2014

FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15181	04-3363001
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3030 Orchard Parkway

San Jose, California 95134

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (408) 822-2000

Check the appropriate box below if the form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities

On August 20, 2014, the board of directors of Fairchild Semiconductor International, Inc. (the “Company” or “Fairchild”) approved a plan to eliminate its internal five-inch and significantly reduce six-inch wafer fabrication lines, resulting in the closure of its manufacturing and assembly facilities in West Jordan, Utah and Penang, Malaysia, as well as the remaining five-inch wafer fabrication lines in Bucheon, South Korea. This realignment is part of Fairchild’s ongoing initiative to enhance manufacturing capabilities, improve product quality, and lower costs resulting in greater supply chain flexibility and responsiveness for our customers.

The Company’s plan anticipates that closure of both facilities and its remaining five-inch wafer fabrication lines in Bucheon, South Korea, will occur from Q2 to Q4 2015. Through the combined actions, Fairchild expects to incur approximately $36 million in cash restructuring and other costs. The company also plans to record during the closure process non-cash charges of approximately $25 million for accelerated depreciation. Once completed, the company expects to realize annual savings of approximately $45 to $55 million from a second quarter of 2014 financial baseline. Of these estimated savings, approximately 75 percent are expected to be cash savings, with the balance attributable to lower depreciation costs.

Some of the paragraphs above contain forward-looking statements that are based on management’s assumptions and expectations and involve risk and uncertainty. Forward-looking statements usually, but do not always, contain forward-looking terminology such as “we believe,” “we expect,” or “we anticipate,” or refer to management’s expectations about Fairchild’s future performance. Many factors could cause actual results to differ materially from those expressed in forward-looking statements. Among these factors are the following: failure to achieve expected savings from cost reduction actions or other adverse results from those actions; failure to transfer or qualify affected manufacturing capacity to new sources; availability of manufacturing capacity from third parties; failure to maintain order rates at expected levels; changes in demand for our products; changes in inventories at our customers and distributors; technological and product development risks, including the risks of failing to maintain the right to use some technologies or failing to adequately protect our own intellectual property against misappropriation or infringement; availability of manufacturing capacity; the risk of production delays; availability of raw materials at competitive prices; competitors’ actions; loss of key customers, including but not limited to distributors; the inability to attract and retain key management and other employees; order cancellations or reduced bookings; changes in manufacturing yields or output; risks related to warranty and product liability claims; risks inherent in doing business internationally; changes in tax regulations or the migration of profits from lower tax jurisdictions to higher tax jurisdictions; regulatory risks and significant litigation. These and other risk factors are discussed in the company’s quarterly and annual reports filed with the Securities and Exchange Commission (SEC) and available at the Investor Relations section of Fairchild Semiconductor’s website at investor.fairchildsemi.com or the SEC’s website at www.sec.gov.

Item 2.06.	Material Impairments

The information set forth under Item 2.05 of this report on Form 8-K is hereby incorporated in this Item 2.06 by reference.

Item 8.01.	Other Events

On August 25, 2014 the Company issued a press release announcing its plan to eliminate its internal five-inch and significantly reduce six-inch wafer fabrication lines, resulting in the closure of its manufacturing and assembly facilities in West Jordan, Utah and Penang, Malaysia, as well as the remaining five-inch wafer fabrication lines in Bucheon, South Korea.

A copy of the press release is filed as Exhibit 99.01 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

Exhibit 99.01	Press Release of the Company, dated August 25, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fairchild Semiconductor International, Inc.

August 25, 2014	By:	/s/ Paul D. Delva
Paul D. Delva Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

EX-99.01	Press Release dated August 25, 2014